UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – OCTOBER 13, 2014

PETRONE WORLWIDE INC.

(Exact name of Registrant as specified in its charter)

NEVADA	000-30380	87-0652348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2685 Hackney Road

Weston, Florida 33331

(Address of principal executive offices)

(855) 297-3876

(Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS

On October 13, 2014, the Board of Directors of Petrone Worldwide, Inc., a Nevada corporation (the "Company"), caused a Certificate of Incorporation of a Private Limited Company (the "Certificate of Incorporation") to be filed with the Registrar of Companies for England and Wales creating a wholly-owned subsidiary, Petrone Hospitality Ltd. ("Petrone Hospitality"), Company No. 9260615. Petrone Hospitality issued 100 ordinary shares of common stock to the Company, thus resulting in Petrone Hospitality as a wholly-owned subsidiary of the Company. The address of the principal place of business of Petrone Hospitality is London Office, Unit 12, Clocktower Industrial Estate, Clocktower Road, Isleworth TW7 6GF.

Petrone Hospitality will be responsible for conducting operations on behalf of the Company in England involving importing and distributing tableware products, decorative hotel guest room amenities, lavatory and bathroom fixtures and furniture, food and beverage service items, and trendy accessories.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

21.1 Certificate of Incorporation of a Private Limited Company, Company No. 9260615, for Petrone Hospitality Ltd.

21.2 The Companies Act of 2006 Articles of Association of Petrone Hospitality Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRONE WORLDWIDE INC.
DATE: November 5, 2014	/s/ Victor Petrone Name: Victor Petrone Title: President/Chief Executive Officer

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